Exhibit 5.1

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA ● ASIA PACIFIC ● EUROPE

February 1, 2022

Jefferies Group LLC

520 Madison Avenue

New York, NY 10022

Jefferies Group Capital Finance Inc.

520 Madison Avenue

New York, NY 10022

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Jefferies Group LLC, a Delaware limited liability company (the “Company”), and Jefferies Group Capital Finance Inc., a Delaware corporation (the “Co-Issuer,” and each of the Company and the Co-Issuer, an “Issuer” and, collectively, the “Issuers”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i)           debt securities of the Issuers (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”); and

(ii)          warrants (the “Warrants”).

The Debt Securities and the Warrants are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement:

(1)          the Senior Debt Securities will be issued under the indenture, dated as of May 26, 2016 (the “Senior Indenture”), between the Issuers and The Bank of New York Mellon, as trustee (the “Senior Trustee”);

(2)          the Subordinated Debt Securities will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into between the Issuers and a trustee (the “Subordinated Trustee”); and

(3)          the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Issuers and a warrant agent (the “Warrant Agent”);

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Jefferies Group LLC

Jefferies Group Capital Finance Inc.

February 1, 2022

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement. The Senior Indenture, each Subordinated Indenture and each Warrant Agreement, as the same may be amended or supplemented from time to time after the date hereof, are collectively referred to herein a the “Opinion Documents.” References herein to a “prospectus supplement” shall be read to include any supplement to the prospectus in the Registration Statement, including without limitation any document referred to as a product supplement, index supplement or pricing supplement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the LLC operating agreement of the Company, as amended to the date hereof (the “Company LLC Agreement”), the certificate of incorporation of the Co-Issuer, as amended to the date hereof (the “Co-Issuer Charter”), the by-laws of the Co-Issuer, as amended to the date hereof (the “Co-Issuer By-Laws”), the resolutions (the “Company Resolutions”) adopted by the board of directors of the Company (the “Company Board”) relating to the Registration Statement and the resolutions (the “Co-Issuer Resolutions” and, together with the Company Resolutions, the “Resolutions”) adopted by the board of directors of the Co-Issuer (the “Co-Issuer Board”) relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such other agreements, documents, certificates and statements of the Issuers and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Issuers.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.          Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of each Issuer when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the prospectus supplement or prospectus supplements with respect to such issue of Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by each of the Issuers and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Company Board and the Co-Issuer Board or in each case a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Company LLC Agreement, the Co-Issuer Charter, the Co-Issuer By-Laws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; and (v) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Jefferies Group LLC

Jefferies Group Capital Finance Inc.

February 1, 2022

2.             The Senior Debt Securities of each series or issuance covered by the Registration Statement will constitute valid and binding obligations of each Issuer when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the prospectus supplement or prospectus supplements with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary corporate action shall have been taken by each Issuer to authorize the form, terms, execution, delivery, performance, issuance and sale of such series or issuance of Senior Debt Securities as contemplated by the Registration Statement, the prospectus supplement or prospectus supplements relating to such Senior Debt Securities and the Senior Indenture and to authorize the execution, delivery and performance of any supplemental indenture or officers’ certificate(s) establishing the form and terms of such series of Senior Debt Securities as contemplated by the Senior Indenture; (iv) any applicable supplemental indenture or officers’ certificate(s) establishing the form and terms of such series of Senior Debt Securities shall have been duly executed and delivered by the Issuers and, in the case of a supplemental indenture, the Senior Trustee, in each case in accordance with the provisions of the Company LLC Agreement, the Co-Issuer Charter, the Co-Issuer By-Laws, final resolutions of the Company Board and the Co-Issuer Board or in each case a duly authorized committee thereof and the Senior Indenture; and (v) the certificates evidencing the Senior Debt Securities of such series shall have been duly executed and delivered by the Issuers, authenticated by the Senior Trustee and issued, all in accordance with the Company LLC Agreement, the Co-Issuer Charter, the Co-Issuer By-Laws, final resolutions of the Board or in each case a duly authorized committee thereof, the Senior Indenture and any supplemental indenture or officers’ certificate(s) establishing the form and terms of the Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Jefferies Group LLC

Jefferies Group Capital Finance Inc.

February 1, 2022

3.             The Subordinated Debt Securities of each series or issuance covered by the Registration Statement will constitute valid and binding obligations of each Issuer when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the applicable Subordinated Indenture (including any necessary supplemental indenture), if not already so qualified, shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement or prospectus supplements with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the applicable Subordinated Indenture shall have been duly authorized, executed and delivered by the Issuers and the applicable Subordinated Trustee; (iv) all necessary corporate action shall have been taken by each Issuer to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement, the prospectus supplement or prospectus supplements relating to such Subordinated Debt Securities and the applicable Subordinated Indenture and to authorize the execution, delivery and performance of any supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities as contemplated by the applicable Subordinated Indenture; (v) any supplemental indenture or officers’ certificate(s) establishing the form and terms of such series of Subordinated Debt Securities shall have been duly executed and delivered by the Issuers and, in the case of a supplemental indenture, the applicable Subordinated Trustee, in each case in accordance with the provisions of the Company LLC Agreement, the Co-Issuer Charter, the Co-Issuer By-Laws, final resolutions of the Company Board and the Co-Issuer Board or in each case a duly authorized committee thereof and the applicable Subordinated Indenture; and (vi) the certificates evidencing the Subordinated Debt Securities of such series shall have been duly executed and delivered by the Issuers, authenticated by the applicable Subordinated Trustee and issued, all in accordance with the Company LLC Agreement, the Co-Issuer Charter, the Co-Issuer By-Laws, final resolutions of the Company Board and the Co-Issuer Board or in each case a duly authorized committee thereof, the applicable Subordinated Indenture and any supplemental indenture or officers’ certificate(s) establishing the form and terms of the Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and each prospectus supplement relating thereto;

Jefferies Group LLC

Jefferies Group Capital Finance Inc.

February 1, 2022

(ii) the execution, delivery and performance by the Issuers of the applicable Opinion Documents, and the issuance sale and delivery of the Securities will not (A) contravene or violate the Company LLC Agreement, the Co-Issuer Charter or the Co-Issuer By-Laws, (B) violate any law, rule or regulation applicable to the Company or the Co-Issuer, (C) result in a default under or breach of any agreement or instrument binding upon the Company or the Co-Issuer or any order, judgment or decree of any court or governmental authority applicable to the Company or the Co-Issuer, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Issuers will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iv) the Company LLC Agreement, the Co-Issuer Charter and the Co-Issuer By-laws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that each Opinion Document to be executed and delivered after the date hereof will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided that we make no such assumption insofar as any of the foregoing matters relates to an Issuer and is expressly covered in one of numbered opinions set forth above.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Jefferies Group LLC

Jefferies Group Capital Finance Inc.

February 1, 2022

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In addition, if a prospectus supplement relating to the offer and sale of any particular Senior Debt Securities is prepared and filed by the Issuers with the SEC on a future date and the prospectus supplement contains our opinion and a reference to us substantially in the form set forth below, this consent shall apply to our opinion and the reference to us in substantially such form:

“In the opinion of Sidley Austin LLP, as counsel to the issuers, when the notes offered by this [prospectus][pricing] supplement have been executed and issued by the issuers and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of the issuers, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated February 1, 2022, which has been filed as Exhibit 5.1 to the issuers’ Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 1, 2022. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency or currency unit.]”

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP